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EXHIBIT 21.01

LIST OF THE REGISTRANT'S SUBSIDIARIES

Pursuant to Item 601(b)(21)(ii) of Regulation S-K, certain subsidiaries of the Registrant have been omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) as of November 30, 2005.

Company	Jurisdiction of Incorporation

Lehman Brothers Holdings Inc.	Delaware
Banque Lehman Brothers S.A.	France
Blixen U.S.A. Inc.	Delaware
LB 745 LLC	Delaware
LBAC Holdings I Inc.	Delaware
Lehman Brothers Asia Capital Company	Hong Kong
LBASC LLC	Delaware
LBCCA Holdings I Inc.	Delaware
Lehman Brothers Asia Capital Company	Hong Kong
Lehman Brothers Commercial Corporation Asia Limited	Hong Kong
Revival Holdings Limited	Cayman Islands
Sunrise Finance Co., Ltd.	Japan
LBCCA Holdings II Inc.	Delaware
Lehman Brothers Commercial Corporation Asia Limited	Hong Kong
Revival Holdings Limited	Cayman Islands
Sunrise Finance Co., Ltd.	Japan
LB Delta Funding	Cayman Islands
LB Delta (Cayman) No 1 Ltd.	Cayman Islands
LBHK Funding (Cayman) No. 4 Ltd.	Cayman Islands
LB Asia Issuance Company Ltd.	Cayman Islands
LBHK Funding (Cayman) No. 1 Ltd.	Cayman Islands
LBHK Funding (Cayman) No. 2 Ltd.	Cayman Islands
Lehman ALI Inc.	Delaware
314 Commonwealth Ave. Inc.	Delaware
Brasstown LLC	Delaware
Brasstown Entrada I SCA	Luxembourg
Entrada II Sarl	Luxembourg
Kayenta L.P.	Delaware
Brasstown Mansfield I SCA	Luxembourg
Cohort Investments Limited	Cayman Islands
Lehman Syndicated Loan Funding Inc.	Delaware
Stockholm Investments Limited	Cayman Islands
Lehman Brothers AIM Holding III LLC	Delaware
Lehman Brothers Management LLC	Delaware
Longmeade Limited	United Kingdom
Property Asset Management Inc.	Delaware
L.B.C. YK	Japan
Hearn Street Holdings Limited	Isle of Jersey
Lehman Brothers Hy Opportunities Inc.	Korea
Lehman Brothers Global Investments LLC	Delaware
Lehman Brothers P.A. LLC	Delaware
New Century Finance Co., LTD	Japan
Lehman Brothers AIM Holding LLC	Delaware
Lehman Brothers Alternative Investment Management LLC	Delaware
Lehman Brothers Management LLC	Delaware
Lehman Brothers Asset Management Inc	Delaware
Lehman Brothers Futures Asset Management Corp	Delaware
Lehman Brothers Bancorp Inc.	Delaware
Lehman Brothers Commercial Bank	Utah
Lehman Brothers Bank, FSB	United States of America

Aurora Loan Services LLC	Delaware
BNC Mortgage Inc.	Delaware
Lehman Brothers Trust Company, National Association.	United States of America
Lehman Brothers Trust Company of Delaware	Delaware
Lehman Brothers Commercial Corporation	Delaware
Lehman Brothers Finance S.A.	Switzerland
Lehman Brothers Holdings Capital Trust IV	Delaware
Lehman Brothers Inc.	Delaware
Lehman Brothers Derivative Products Inc.	Delaware
Lehman Brothers Investment Holding Company Inc.	Delaware
Lehman Brothers Asia Holdings Limited	Hong Kong
LBA Funding (Cayman) Limited	Cayman Islands
Lehman Brothers Asia Limited	Hong Kong
Lehman Brothers Equity Finance (Cayman) Limited	Cayman Islands
Lehman Brothers Securities Asia Limited	Hong Kong
Lehman Brothers Special Financing Inc.	Delaware
Lehman Commercial Paper Inc	New York
Ivanhoe Lane Pty Limited	Australia
Serafino Investments Pty Limited	Australia
LCPI Properties Inc.	New Jersey
LW-LP Inc.	Delaware
Lehman Pass-Through Securities Inc.	Delaware
M&L Debt Investments Holdings Pty Limited	Australia
M&L Debt Investments Pty Limited	Australia
Pentaring Inc.	New York
Long Point Funding Pty Ltd	Australia
LB I Group Inc.	Delaware
Blue Way Finance Corporation U.A.	The Netherlands
LB-NL Holdings I Inc.	Delaware
LB-NL Holdings L.P.	Delaware
LB-NL U.S. Investor Inc	Delaware
NL Funding, L.P.	Delaware
RIBCO LLC	Delaware
Lehman Brothers Insurance Agency L.L.C.	Delaware
Lehman Brothers Japan Inc.	Cayman Islands
Lehman Brothers (Luxembourg) S.A.	Luxembourg
Lehman Brothers OTC Derivatives Inc	Delaware
Lehman Brothers Private Equity Advisers L.L.C.	Delaware
Lehman Brothers Private Funds Investment Company LP, LLC	Delaware
Lehman Brothers Private Funds Investment Company GP, LLC	Delaware
Lehman Brothers Private Fund Advisers LP	Delaware
Lehman Crossroads Corporate Investors, LP	Delaware
Lehman Crossroads Corporate Investors II, LP	Delaware
Lehman Brothers Private Fund Management LP	Delaware
The Main Office Management Company, LP	Delaware
Capital Analytics II, LP	Delaware
e-Valuate, LP	Delaware
Security Assurance Advisers, LP	Delaware
Lehman Brothers U.K. Holdings (Delaware) Inc.	Delaware
Lehman Brothers Capital GmbH, Co.	Germany
Lehman Brothers Spain Holdings Limited	United Kingdom
Lehman Brothers Luxembourg Investments Sarl	Luxembourg
Woori-LB First Asset Securitization Specialty Co., Ltd.	Korea
Woori-LB Fourth Asset Securitization Specialty Co., Ltd.	Korea
Woori-LB Fifth Asset Securitization Specialty Co., Ltd.	Korea
Woori-LB Sixth Asset Securitization Specialty Co., Ltd.	Korea
Lehman Brothers UK Investments Limited	United Kingdom
LB Investments (UK) Limited	United Kingdom
LB Beta Finance Cayman Limited	Cayman Islands
Lehman Brothers U.K. Holdings Ltd.	United Kingdom

Lehman Brothers Holdings Plc.	United Kingdom
Furno & Del Castano Capital Partners LLP	United Kingdom
Resetfan Limited	United Kingdom
Southern Pacific Mortgage Limited	United Kingdom
SPML Mortgage Funding Limited	United Kingdom
Lehman Brothers Europe Limited	United Kingdom
Lehman Brothers International (Europe)	United Kingdom
Lehman Brothers Limited	United Kingdom
OCI Holdings Limited	United Kingdom
Preferred Holdings Limited	United Kingdom
Preferred Group Limited	United Kingdom
Preferred Mortgages Limited	United Kingdom
Storm Funding Ltd.	United Kingdom
Lehman Brothers Treasury Co. B.V.	The Netherlands
Lehman Brothers Verwaltungs-und Beteiligungsgesellschaft mbH	Germany
Lehman Brothers Bankhaus Aktiengesellschaft	Germany
Lehman Re Ltd.	Bermuda
Lehman Structured Assets Inc.	Delaware
Lehman Brothers Asset Management, LLC	Delaware
MMP Funding Corp.	Delaware
Neuberger Berman Inc.	Delaware
Neuberger Berman Management Inc.	New York
Neuberger Berman Asset Management, LLC	Delaware
Neuberger Berman Investment Services, LLC	Delaware
Sage Partners, LLC	New York
Executive Monetary Management, Inc.	New York
Neuberger Berman, LLC	Delaware
Neuberger Berman Pty Ltd.	Australia
Neuberger & Berman Agency, Inc.	New York
Principal Transactions Inc.	Delaware
Hills Funding One, Ltd.	Japan
Real Estate Private Equity Inc	Delaware
REPE LBREP II LLC	Delaware
Lunar Constellation Limited Partnership	Delaware

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  EXHIBIT 21.01
LIST OF THE REGISTRANT'S SUBSIDIARIES